THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                              THIOKOL CORPORATION
                              6 5/8% Senior Notes
                                    Due 2008


No. R-1                                                             $150,000,000

                                                          CUSIP No.  884103 AA 0


          THIOKOL CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to


                            CEDE & CO.                  , or registered assigns,

the principal sum of          ONE HUNDRED FIFTY MILLION                 DOLLARS


on March 1, 2008 and to pay interest thereon from March 1, 1998, or from the most recent date to which interest has been paid or duly provided for, payable on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of 6 5/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) to pay interest at the rate per annum borne by this Security on any overdue principal and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 15 or August 15 (whether or not a Business
Day), as the case may be, immediately prior to such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Principal of and interest on the Securities will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, the transfer of the Securities will be registrable, the Securities may be presented for exchange, and notices and demands to or upon the Company in respect of this Security and the Indenture may be served, at the office or agency of the Company maintained for such purpose (which initially will be the office of the Trustee located at 88 Pine Street, New York, New York 10005, Attention: Corporate Trust Services); provided that the Company will at all times maintain an office or agency for such purposes in the Borough of Manhattan, the City of New York; and provided, further, that, except as provided in the next sentence, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto. If this Security is a Global Security, the interest payable on this Security will be paid to Cede & Co., the nominee of the Depository, or its registered assigns as the registered owner of this Security, by wire transfer of immediately available funds on each of the applicable interest payment dates.

          Reference is hereby made to the further provisions of this Security which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Date:     March 3, 1998

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION
This is one of the 6 5/8% Senior Notes due
March 1, 2008 described in the
within-mentioned Indenture.

HARRIS TRUST AND SAVINGS BANK      THIOKOL CORPORATION
BY                                 BY                        BY


AUTHORIZED SIGNATORY               SENIOR VICE PRESIDENT     VICE PRESIDENT
                                   AND GENERAL COUNSEL       AND TREASURER

                              THIOKOL CORPORATION
                         6 5/8% Senior Notes Due 2008


1.   General.

     This Security is one of a duly authorized series of securities of the Company issued and to be issued under an Indenture, dated as of March 3, 1998, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $150,000,000 (herein called the "Securities").
All terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

2.   Indenture.

     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Officers' Certificate dated March 3, 1998 delivered pursuant thereto and the TIA. The Securities are subject to all such terms, and the Securityholders are referred to the Indenture and the TIA for a statement of them.

3.   Sinking Fund.

     The Securities are not subject to any sinking fund, and the Securities are not subject to redemption or repurchase by the Company at the option of the Holders.

4.   Redemption.

     The Securities are redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on Securities which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record date according to the terms hereof and the provisions of the Indenture.

     "Treasury Rate" means, with respect to any Redemption Date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means with respect to any Redemption Date for the Securities (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     ``Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, ABN AMRO Incorporated, BT Alex. Brown Incorporated and First Chicago Capital Markets, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities to be redeemed. If less than all the Securities are to be redeemed at the option of the Company, the Trustee shall select, pursuant to Section 3.02 of the Indenture, the Securities to be redeemed in whole or in part.

     Unless the Company defaults in payment of the redemption price, on and after any Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

5.   Denominations; Transfer; Exchange.

     This Security is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer, or the exchange for an equal principal amount, of this Security is registrable with the Registrar upon surrender of this Security for registration of transfer at the office or agency of the Registrar.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions, require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

6.   Persons Deemed Owners.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

7.   Unclaimed Money.

     The Trustee and any Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, provided, however, that the Trustee or Paying Agent before being required to make such repayment may at the expense of the Company mail to each such Securityholder a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing any unclaimed balance of such money then remaining will be repaid to the Company.

8.   Defeasance Prior to Maturity.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein.

9.   Amendment; Supplement; Waiver.

     To the extent permitted by, and as provided and subject to the limitations in, the Indenture, the Company and the Trustee may, with the written consent of the Holders of a majority in principal amount of the then outstanding Securities, amend the Indenture or the Securities to add any provision or change in any manner or eliminate any provision of the Indenture or any supplemental indenture or modify in any manner the rights of the Holders.

10.  Restrictive Covenants.

     The Indenture imposes certain limitations on the Company's and certain of its Subsidiaries' ability to create or incur certain Liens and to engage in certain Sale and Leaseback Transactions and on the Company's ability to merge with or into or transfer all or substantially all of its assets to another Person. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

11.  Defaults and Remedies.

     If an Event of Default shall occur and be continuing, the principal of the Securities may be declared (or, in certain cases, shall ipso facto become) due and payable in the manner and with the effect provided in the Indenture.

12.  Proceedings.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to pursue a remedy with respect to the Indenture or the Securities, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities and unless also the Holders of at least 25% in principal amount of the Securities at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request, and shall have failed to comply with the request, within 60 days. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

13.  Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others.

     A past, present or future director, officer, employee, stockholder or incorporator as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

15.  Governing Law.

     The internal laws of the State of New York shall govern the Indenture and the Securities without regard to conflict of laws provisions thereof.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common            UNIF GIFT MIN ACT-_____ Custodian ______
TEN ENT-as tenants by the entireties                     (Cust)          (Minor)
JT TEN -as joint tenants with right     under Uniform Gifts to Minors
    of survivorship and not as          Act__________________________
    tenants in common                              (State)


Additional abbreviations may also be used though not in the above list.
                      __________________________________

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
________________________________
|              |

________________________________________________________________________________
                 (Please print or typewrite name and address
                    including postal zip code of assignee)

________________________________________________________________________________

this Security and all rights thereunder hereby irrevocably constituting and appointing __________________________________________________________, Attorney,

to transfer this Security on the books of the Company, with full power of substitution in the premises.

Dated:_____________________         ____________________________________________


                                    ____________________________________________

                                    Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.